UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Piedmont Lithium Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Sayona conditional share consolidation
Timetable update

Sayona Mining Limited (“Sayona” or “Company”) (ASX:SYA; OTCQB:SYAXF) advises that further to the Notice of Meeting and Explanatory Memorandum announced on 20 June 2025, the indicative timetable for the Merger, Conditional Placement and Share Consolidation has been revised.

Subject to Sayona Shareholders approving the Consolidation Resolution, the Share Consolidation will be implemented after completion of the Merger and Conditional Placement (instead of before the Merger and Conditional Placement). The revised timetable set out below simplifies implementation of the Merger and Conditional Placement.

Merger and Conditional Placement Timetable

Event	Time and date
Trading halt and announcement of Merger and Conditional Placement	19 November 2024

Date of the Explanatory Memorandum	20 June 2025

Latest time and date for receipt of proxy forms or powers of attorney by the Sayona Share Registry for the EGM	10:30am (AEST), 29 July 2025

Time and date for determining eligibility to vote at the EGM	7:00pm (AEST), 29 July 2025

Sayona EGM	10:30am (AEST), 31 July 2025

Piedmont Lithium stockholder meeting	11:00am (ET), 31 July 2025

Completion of the Merger	12 August 2025

Date for issue of the Conditional Placement Shares to RCF	15 August 2025

Share Consolidation Timetable

Event	Time and date
Consolidation Effective Date	1 September 2025

Last day for trading in Sayona Shares pre-Consolidation	2 September 2025

Trading in consolidated Sayona Shares commences on a deferred settlement basis	3 September 2025

Record date for the Share Consolidation	4 September 2025

First day for registration of Sayona Shares on a post-Share Consolidation basis	5 September 2025

Dispatch of new Sayona post Share Consolidation holding statements to the existing Sayona Shareholders.	9 September 2025

Note, the revised timetables above assume that all of the Resolutions are approved by Sayona Shareholders and all other conditions precedent are satisfied or waived (if capable of being waived).
All times and dates in the above timetable are references to the time and date in Australian Eastern Standard Time , unless otherwise indicated, and all such times and dates are subject to change.
Capitalised terms in this announcement that are not otherwise defined have the meaning given to them in the Notice of Meeting and Explanatory Memorandum.

Announcement authorised for release by Sayona’s Board of Directors.

Level 28, 10 Eagle St Brisbane Q 4000 | +61 7 3369 7058 ir@sayonamining.com.au | ASX: SYA | ACN 091 951 978	sayonamining.com.au

For more information, please contact:

Andrew Barber
Director of Investor Relations

Ph: +617 3369 7058
Email: ir@sayonamining.com.au

For more information, please visit us at www.sayonamining.com.au

2	Sayona Mining Limited